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                                                                   EXHIBIT 10.17

                               PROMISSORY NOTE


$500,000.00                                                       August 6, 1997


        FOR VALUE RECEIVED, the undersigned, Tescorp, Inc., a Texas corporation ("Borrower"), hereby promises to pay to the order of The Jack R. Crosby Inter Vivos Trust ("Lender") the principal sum of FIVE HUNDRED THOUSAND DOLLARS ($500,000.00), together with interest on the unpaid principal balance hereof from time to time from the date hereof until maturity.

        Lender shall, on the request of Borrower, make advances to Borrower hereunder in such amounts as Borrower may specify, provided that the outstanding principal balance hereunder shall at no time exceed $500,000. Lender shall keep a record of all advances and repayments hereunder, and in the absence of manifest error such record shall be conclusive proof of the timing and amount of all advances and repayments and of the outstanding principal balance.

        Interest shall accrue on the outstanding principal balance of this Note and any accrued but unpaid interest hereon at the lesser of eleven percent (11%) per annum or the maximum rate of interest then permissible under applicable law. Accrued interest shall be paid quarterly on each March 31, June 30, September 30 and December 31 during any period that any amount of principal or unpaid accrued interest is outstanding.

        The principal amount of this Note, together with interest accrued hereon, shall be due and payable in full on demand, or if no demand is made, on the fifth anniversary of the date of this Note.

        In the event that Borrower shall fail to make any payment of principal or interest hereon when due, Lender may in its sole discretion accelerate all amounts owing hereunder, both principal and interest, and all such amounts shall become immediately due and payable.

        If any payment of principal or interest on this Note shall become due on a Saturday, Sunday, or public holiday under the laws of the State of Texas, such payment shall be made on the next succeeding business day and such extension of time shall in such case be included in computing interest in connection with such payment. Interest shall be calculated for the actual number of days elapsed on the basis of a 360 day year.

        Payments of both principal and interest are to be made in immediately available funds at the principal office of Borrower at 327 Congress Avenue, Suite 200, Austin, Texas 78701, or such other place as Lender shall designate in writing to Borrower.

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        All agreements and transactions between Borrower and Lender, whether now existing or hereafter arising, whether contained herein or in any other instrument, and whether written or oral are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity hereof, prepayment, demand for prepayment or otherwise, shall the amount contracted for, charged or received by Lender from Borrower for the use, forbearance or detention of the principal indebtedness or interest hereof, which remains unpaid from time to time, exceed the maximum amount permissible under applicable law, it particularly being the intention of the parties hereto to conform strictly to the applicable law of usury. Any interest payable hereunder or under any other instrument relating to the indebtedness evidenced hereby that is in excess of the legal maximum, shall, in the event of acceleration of maturity, prepayment, demand for prepayment or otherwise, be automatically, as of the date of such acceleration, prepayment, demand or otherwise, applied to a reduction of the principal indebtedness hereof and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of such principal, such excess shall be refunded to Borrower. To the extent not prohibited by law, determination of the legal maximum rate of interest shall at all times be made by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the indebtedness, all interest at any time contracted for, charged or received from Borrower in connection with the indebtedness, so that the actual rate of interest on account of such indebtedness is uniform throughout the term hereof.

        If default is made in the payment of this Note and it is placed in the hands of an attorney for collection, or collected through probate or bankruptcy proceedings, or if suit is brought on this Note, Borrower agrees to pay reasonable attorneys' fees in addition to all other amounts owing hereunder.

        Borrower and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of intent to accelerate, notice of dishonor or default, protest and notice of protest and diligence in collecting and bringing of suit against any party hereto, and agree to all renewals, extensions or partial payments hereon and to any release or substitution of security herefor, in whole or in part, with or without notice, before or after maturity.

        This Note shall be governed by the internal laws, and not the laws of conflict of laws, of the State of Texas.

BORROWER:

TESCORP, INC.


By:  /s/ Jack S. Gray, Jr.
Its: President